IPG HOLDINGS LP






     __________________________________________________________

                         AMENDMENT NO. 2 TO
                AMENDED AND RESTATED NOTE AGREEMENT
     __________________________________________________________






                     Dated as of March 28, 2003





     U.S. $137,000,000 SENIOR SECURED NOTES DUE MARCH 31, 2008

                         IPG HOLDINGS LP

                        U.S. $137,000,000
              SENIOR SECURED NOTES DUE MARCH 31, 2008


AMENDMENT NO. 2 TO AMENDED AND RESTATED NOTE AGREEMENT


                                                        As of March 28, 2003

To each of the Persons
Named in Annex 1 hereto (collectively, the "Current Noteholders"):

Ladies and Gentlemen:

     IPG HOLDINGS LP, a limited partnership formed under the laws of that State of Delaware (the "Issuer"), INTERTAPE POLYMER INC., a Canadian corporation and general partner of the Issuer (the "General Partner"), and INTERTAPE POLYMER GROUP INC., a Canadian corporation (the "Parent" and, together with the Issuer and the General Partner herein referred to, collectively, as the "Obligors" and, individually, as an "Obligor") hereby, jointly and severally, agree with each of the Current Noteholders as follows:

1.     PRIOR ISSUANCE OF NOTES, ETC.

     Pursuant to that certain Amended and Restated Note Agreement, dated as of December 20, 2001, as amended by that certain Amendment No. 1 to Amended and Restated Note Agreement dated December 20, 2002 (as in effect immediately prior to giving effect to the amendments provided by this Agreement, the "Existing Note Agreement" and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the "Note Agreement"), the Obligors and the Current Noteholders agreed to amend and restate the terms of those certain separate Note Agreements, each dated as of June 1, 1998, by and among the Obligors and each of the purchasers named in Schedule I thereto, pursuant to which the Issuer issued U.S. $137,000,000 in aggregate principal amount of its 6.82% Senior Guaranteed Notes due March 31, 2008 (as amended and restated pursuant to the terms of the Existing Note Agreement, the "Notes").

2.     REQUEST FOR CONSENT TO AMENDMENTS

The Obligors request that each of the Current Noteholders (a) agree to the amendments (the "Amendments") to the Existing Note Agreement provided for by this Agreement, and (b) consent to the release of the Liens held by the Collateral Trustees (for the benefit of the Current Noteholders and the Banks) securing the Specified Assets (as defined below).

3.     WARRANTIES AND REPRESENTATIONS

     To induce the Current Noteholders to enter into this Agreement and to agree to the Amendments, the Obligors represent and warrant as follows:

     3.1  Organization and Authority.

     Each of the Obligors:

          (a) is a corporation, partnership, or other entity, duly organized or formed, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation or organization; and

          (b) has all requisite power and authority to enter into and perform its obligations under this Agreement and the Note Agreement.

     3.2  Transactions are Legal and Authorized.

     Each of the execution and delivery of this Agreement by the Obligors, the consummation of each of the transactions contemplated thereby and compliance by the Obligors with all of the provisions of this Agreement and the Note Agreement (a) will not violate any law or any order, judgment, decree or ruling of any court or governmental authority or agency applicable to the Obligors and (b) will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the constitutive documents of any Obligor or any indenture or other material agreement or instrument to which any Obligor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any material property of any Obligor. The execution and delivery of this Agreement has been duly authorized by proper action on the part of each of the Obligors. Each of this Agreement and the Note Agreement constitutes the legal, valid and binding obligation of each of the Obligors, enforceable in accordance with its respective terms, except as enforceability thereof may be subject to the effect of any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

     3.3  No Material Adverse Change.

     Since the date of the most recent audited consolidated financial statements of the Parent provided to each of the Current Noteholders, there has been no event or circumstance which has resulted in or could reasonably be expected to result in a Material Adverse Change.

     3.4  Specified Assets.

     The Specified Assets (as defined below) have no book value as of the date hereof.

     3.5  Full Disclosure.

     Neither the financial statements and other certificates previously provided to the Current Noteholders pursuant to the provisions of the Existing Note Agreement nor the statements made in this Agreement nor any other written statements in final form furnished by or on behalf of the Obligors to any Current Noteholder in connection with the proposal and negotiation of the Amendments, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements taken as a whole contained therein and herein not misleading. There is no fact relating to any event or circumstance that has occurred or arisen since December 20, 2001 that the Obligors have not disclosed to each of the Current Noteholders in writing that has resulted in or could reasonably be expected to result in a Material Adverse Change.

     3.6  Other Agreements.

     Upon (a) the execution and delivery hereof and the effectiveness of the Amendments as provided herein and (b) execution and delivery of the Bank Amendment (as defined below) and the amendment to the 1999 Note Agreement and the effectiveness of said amendments as provided therein, neither any Obligor nor any Restricted Subsidiary is in violation in any respect of any term in any agreement, or other instrument to which it is a party or by which it or any of its property may be bound except for such violations that, in the aggregate for all such violations or defaults, could not reasonably be expected to result in a Material Adverse Change.

     3.7  No Defaults.

     No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the effectiveness of the Amendments provided herein, would constitute a Default or an Event of Default.

4.     AMENDMENTS

     4.1  Amendments to Existing Note Agreement.

     Subject to Section 4.2 below, the Existing Note Agreement is hereby amended in the manner specified in Exhibit A to this Agreement.

     4.2  Effectiveness of Amendments.

     The Amendments contemplated by Section 4.1 above and Exhibit A shall become effective (the "Effective Date"), if at all, upon the date of the satisfaction in full of the following conditions precedent (unless waived in writing by the holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes):

          (a) a counterpart of this Agreement shall have been executed and delivered by each of the Obligors and the Current Noteholders;

          (b) the representations and warranties set forth in Section 3 hereof shall be true and correct on such date;

          (c) the Obligors shall have paid the reasonable fees and expenses of Bingham McCutchen LLP, special counsel to the Current Noteholders, as provided in Section 7 hereof;

          (d) the Obligors shall have paid to each Current Noteholder an amendment fee in an amount equal to (i) 0.10% of the outstanding principal balance of the Notes held by such Current Noteholder on the Effective Date if any non-cash losses attributable to the impairment of goodwill for the fiscal year ended December 31, 2002 (the "Goodwill Writedown") is less than or equal to $40,000,000, (ii) 0.25% of the outstanding principal balance of the Notes held by such Current Noteholder on the Effective Date if the Goodwill Writedown is greater than $40,000,000, but less than or equal to $55,000,000 or (iii) 0.50% of the outstanding principal balance of the Notes held by such Current Noteholder on the Effective Date if the Goodwill Writedown is greater than $55,000,000, but less than or equal to $75,000,000;

          (e) the Obligors shall have entered into an amendment to the 1999 Note Agreement, in form and substance reasonably satisfactory to the Current Noteholders, providing for amendments to the provisions thereof which are substantially the same as those reflected in the Amendments;

          (f) the Obligors and the applicable Restricted Subsidiaries shall have entered into an amendment to the Credit Agreement, in form and substance reasonably satisfactory to the Current Noteholders (the "Bank Amendment"); and

          (g)  the Goodwill Writedown shall not be more than $75,000,000.

     4.3  No Other Amendments; Confirmation.

     Except as expressly provided herein, (a) no terms or provisions of any agreement are modified or changed by this Agreement, (b) the terms of this Agreement shall not operate as a waiver by any Current Noteholder of, or otherwise prejudice any Current Noteholder's rights, remedies or powers under, the Existing Note Agreement or any other Financing Document or under any applicable law, and (c) the terms and provisions of the Existing Note Agreement and each other Financing Document shall continue in full force and effect, without modification or amendment.

5.     CONSENTS

     5.1  Consent to Bank Amendment.

     In accordance with Section 10.5(d) of the Intercreditor Agreement, each of the Current Noteholders hereby consents to the amendments set forth in the Bank Amendment attached hereto as Exhibit B.

     5.2  Consent to Sale of Assets.

     The Issuer has advised the Current Noteholders that the General Partner desires to enter into a transaction (the "Transaction") pursuant to which it would sell certain of its assets as specified on Exhibit C hereto (such assets to be sold referred to herein as the "Specified Assets") as permitted pursuant to Section 5.12 of the Existing Note Agreement. The Specified Assets are subject to Liens in the favor of the Collateral Trustees pursuant to the Security Documents. In order to effect the Transaction, each of the Current Noteholders hereby consents to the release of the Liens securing the Specified Assets held by the Collateral Trustees (for the benefit of the Current Noteholders and the Banks) and hereby directs the Collateral Trustees to release such Liens.

6.     DEFINED TERMS

     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Existing Note Agreement or in Exhibit A hereto.

7.     EXPENSES

     Whether or not the Amendments set forth herein or contemplated hereby become effective, the Obligors jointly and severally agree to pay on the Effective Date (or if an invoice is delivered subsequent to the Effective Date or if the Amendments provided for herein do not become effective, promptly and in any event within thirty (30) days of receiving any statement or invoice therefor) all fees, expenses and costs relating to this Agreement, including, but not limited to, the reasonable fees of the Current Noteholders' special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Agreement and any other documents related hereto. Nothing in this Section shall limit the Obligors' obligations pursuant to Section 9.4 of the Existing Note Agreement.

8.     MISCELLANEOUS

     8.1  Part of Note Agreement, Future References, etc.

     This Agreement shall be construed in connection with and as a part of the Existing Note Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Agreement and the other Financing Documents are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

     8.2  Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     8.3  Duplicate Originals, Execution in Counterpart.

     Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and each set of counterparts that, collectively, show execution by each Obligor and each consenting Current Noteholder shall constitute one duplicate original.

     8.4  Binding Effect.

     This Agreement shall be binding upon and shall inure to the benefit of each of the Obligors and the Current Noteholders and their respective successors and assigns.



[Remainder of page intentionally left blank; next page is signature page.]


     If each Current Noteholder is in agreement with the foregoing, please so indicate by signing the applicable acceptance on a counterpart hereof and returning such counterpart to the Issuer, whereupon this Agreement shall become binding among each of the Obligors and the Current Noteholders in accordance with its terms.

						Very truly yours,

INTERTAPE POLYMER GROUP INC.
LE GROUPE INTERTAPE POLYMER INC.


By: /s/Andrew M. Archibald
Name:	Andrew M. Archibald, C.A.
Title:	Chief Financial Officer

IPG HOLDINGS LP
By:  Intertape Polymer Inc., its General Partner


By: /s/Andrew M. Archibald
Name:	Andrew M. Archibald, C.A.
Title:	Chief Financial Officer

INTERTAPE POLYMER INC.


By: /s/Jim Bob Carpenter
Name:	Jim Bob Carpenter
Title:	President



ACCEPTED AND AGREED:


NEW YORK LIFE INSURANCE COMPANY


By: /s/A. Post Howland
Name:	A. Post Howland
Title:	Investment Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	New York Life Investment Management LLC, its Investment Manager


By: /s/A. Post Howland
Name:	A. Post Howland
Title:	Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
  INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT
By:	New York Life Investment Management LLC, its Investment Manager


By: /s/A. Post Howland
Name:	A. Post Howland
Title:	Vice President


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By: /s/Yvonne M. Guajardo
Name:	Yvonne M. Guajardo
Title:	Vice President

U.S. PRIVATE PLACEMENT FUND
By:	Prudential Private Placement Investors, L.P., Investment Advisor
By:	Prudential Private Placement Investors, Inc., its General Partner


By: /s/Yvonne M. Guajardo
Name:	Yvonne M. Guajardo
Title:	Vice President



THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation


By: /s/Richard A. Strait
Name:	Richard A. Strait
Title:	Its Authorized Representative


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	David L. Babson & Company Inc. as Investment Adviser


By: /s/Mark A. Ahmed
Name:	Mark A. Ahmed
Title:	Managing Director


CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc. (authorized agent)


By: /s/Deborah B. Wiacek
Name:	Deborah B. Wiacek
Title:	Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	CIGNA Investments, Inc. (authorized agent)


By: /s/Deborah B. Wiacek
Name:	Deborah B. Wiacek
Title:	Managing Director


PRINCIPAL LIFE INSURANCE COMPANY
By:	Principal Capital Management, LLC,
	a Delaware limited liability company,
	its authorized signatory


By: /s/Debra Svoboda
Name:	Debra Svoboda Epp
Title:	Counsel

By: /s/Christopher J. Henderson
Name:	Christopher J. Henderson
Title:	Counsel

PRINCIPAL LIFE INSURANCE COMPANY,
  ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
By:	Principal Capital Management, LLC,
	a Delaware limited liability company,
	its authorized signatory


By: /s/Debra Svoboda
Name:	Debra Svoboda Epp
Title:	Counsel

By: /s/Christopher J. Henderson
Name:	Christopher J. Henderson
Title:	Counsel

AVIVA LIFE INSURANCE COMPANY OF AMERICA, a Delaware corporation
  (formerly known as Commercial Union Life Insurance Company of America)
By:	Principal Capital Management, LLC,
	a Delaware limited liability company,
	its attorney in fact


By: /s/Debra Svoboda
Name:	Debra Svoboda Epp
Title:	Counsel

By: /s/Christopher J. Henderson
Name:	Christopher J. Henderson
Title:	Counsel

JEFFERSON-PILOT LIFE INSURANCE COMPANY


By: /s/Robert E. Whalen
Name:	Robert E. Whalen, II
Title:	Vice President

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY,
  Successor by Merger to AH (MICHIGAN) LIFE INSURANCE COMPANY


By: /s/Robert E. Whalen
Name:	Robert E. Whalen, II
Title:	Vice President


RELIASTAR LIFE INSURANCE COMPANY,
f/k/a NORTHERN LIFE INSURANCE COMPANY
By:  	ING Investment Management LLC, as agent


By: /s/James V. Wittich
Name:	James V. Wittich
Title:	Senior Vice President

RELIASTAR LIFE INSURANCE COMPANY
By:	ING Investment Management LLC, as Agent


By: /s/James V. Wittich
Name:	James V. Wittich
Title:	Senior Vice President

RELIASTAR LIFE INSURANCE COMPANY, as Successor by Merger to
  RELIASTAR UNITED SERVICES LIFE INSURANCE COMPANY
By:	ING Investment Management LLC, as Agent


By: /s/James V. Wittich
Name:	James V. Wittich
Title:	Senior Vice President


MODERN WOODMEN OF AMERICA


By: /s/Nick S. Coin
Name:	Nick S. Coin
Title:	Treasurer & Investment Manager


CLARICA LIFE INSURANCE COMPANY - US


By: /s/E. John Fromelt
Name:	E. John Fromelt
Title:	President, Midland Advisors Company,
as Agent for Clarica Life Insurance Company - US

EXHIBIT A

AMENDMENTS TO EXISTING NOTE AGREEMENT


1. Section 5.6 of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

     "5.6  Consolidated Net Worth.

          The Parent will, at all times, keep and maintain Consolidated Net Worth at an amount not less than the sum of (a) US$275,000,000 plus (b) an amount equal to the greater of (i) zero (0) and (ii) 50% of Consolidated Net Income of the Parent and its Restricted Subsidiaries for the period from October 1, 2001 to the end of the Parent's then most recently ended fiscal quarter plus (c) an amount equal to the aggregate net proceeds of any issuance after the Effective Date of equity securities by any member of the Restricted Group to Persons not members of the Restricted Group minus, (d) solely for purposes of determining compliance with this Section 5.6 at any time during the period from December 31, 2002 to March 30, 2006, an amount equal to the lesser of (x) $75,000,000 and (y) the amount of any non-cash impairment charges taken in accordance with FAS 142 and CICA 3062 and CICA 1581 for the Parent's fiscal year ended December 31, 2002 in conformity with GAAP."

2. Section 5.8(a) of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

          "(a) Total Debt to Consolidated Total Capitalization. The Parent will not at any time permit the ratio of Total Debt to Consolidated Total Capitalization to exceed the ratio applicable to such time in the table set forth below:

If such time is:                         The applicable ratio is:

On or prior to March 30, 2002                      0.59:1
From March 31, 2002 to June 29, 2002               0.585:1
From June 30, 2002 to September 29, 2002           0.58:1
From September 30, 2002 to December 30, 2002       0.575:1
From December 31, 2002 to June 29, 2003            0.60:1
From June 30, 2003 to December 30, 2003            0.585:1
From December 31, 2003 to June 29, 2004            0.56:1
From June 30, 2004 to December 30, 2004            0.535:1
From December 31, 2004 to June 29, 2005            0.51:1
On June 30, 2005 and at any time thereafter        0.50:1"

3. Section 8.1 of the Existing Note Agreement is hereby amended by adding the following new definition in the proper alphabetical order:

     "CICA 1581" means Handbook Section 1581, "Business Combinations" promulgated by the Canadian Institute of Chartered Accountants (CICA).

     "CICA 3062" means Handbook Section 3062, "Goodwill and Other Intangible Assets" promulgated by the Canadian Institute of Chartered Accountants (CICA).

     "FAS 142" means SFAS No. 142 "Goodwill and Other Intangible Assets" promulgated by the Financial Accounting Standards Board in July 2001.

EXHIBIT B

[BANK AMENDMENT]

EXHIBIT C

SPECIFIED ASSETS


1. AD-SL Bag machine, model 2341, serial 29353, manufactured by Windmoeller & Hoelscher of Lengerich, West Germany (1980's) for the manufacture of square-bottom, square-top, closed-top valve bags for packaging polyolefin resins and other free-flowing solids.

2. Bags can be made from polyolefin 'scrim' or film. A tube-forming section and backseam extruder is included for use with non-tubular input material.

3.     Approximate production rate: up to 100 bags / minute

4. A transformer is included to operate the machine at 600V, 3-phase; or the machine can be operated at 480V, 3-phase without this transformer. Power requirement is approximately 200 kW.

5. Machine includes a DC variable speed main drive c/w Reliance 'Max-Pack' speed controller